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                                  EXHIBIT 6.18

            ADDENDUM TO UNIFORM COMMERCIAL CODE - SECURITY AGREEMENT


      This Addendum to Uniform Commercial Code - Security Agreement is made by OPEC Corp. as Debtor for the benefit of Norwest Bank Colorado, National Association, Trustee of the James C. Berger Rollover IRA, John M. Ventimiglia, and Robin L. Morley and Mark E. Morley (collectively) as Secured Party.

      1. Obligations of Debtor. Debtor warrants and covenants to Secured Party as follows:

            a. Perfection of Security Interest. Debtor hereby appoints Secured Party as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Debtor will reimburse Secured Party for all expenses for the perfection and the continuation of the perfection of Secured Party's security interest in the Collateral.

            b. No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and will not cause Debtor to be in default of any agreement to which it is a party.

            c. Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Secured Party, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions and theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Debtor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Secured Party in writing.

            d. Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Debtor's business, Debtor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Debtor is not in default under this Agreement, Debtor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Debtor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Debtor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Secured Party. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Secured Party, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Secured Party and shall not be
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commingled with any other funds; provided, however, this requirement shall not constitute consent by Secured Party to any sale or other disposition. Upon receipt, Debtor shall immediately deliver any such proceeds to Secured Party.

            e. Collateral Schedules and Locations. As often as Secured Party shall require, and insofar as the Collateral consists of accounts and general intangibles, Debtor shall deliver to Secured Party schedules of such Collateral, including such information as Secured Party may require, including without limitation names and address of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Debtor shall deliver to Secured Party, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Secured Party may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Debtor and each of its subsidiaries or related companies.

      2. Debtor's Right to Possession and to Collect Accounts. Until default and except as otherwise provided below with respect to accounts, Debtor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Note or Loan Agreement ("Related Documents"), provided that Debtor's right to possession and beneficial use shall not apply to any Collateral when possession of the Collateral by Secured Party is required by law to perfect Secured Party's security interest in such Collateral. Until otherwise notified by Secured Party, Debtor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Secured Party may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Secured Party for application to the Indebtedness. If Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action for that purpose as Debtor shall request or as Secured Party, in Secured Party's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the indebtedness.

      3. Expenditures by Secured Party. If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Secured Party also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Secured Party for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Secured Party to the date of repayment by Debtor. All such expenses shall become a part of the indebtedness and, at Secured Party's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either [i] the term of any applicable insurance policy or [ii] the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Secured Party may be entitled upon the occurrence of an Event of Default.


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      4. Appoint Receiver. To the extent permitted by applicable law, Secured
Party shall have the following rights and remedies regarding the appointment of a receiver: (a) Secured Party may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Secured Party and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid. The receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived.

      5. Power of Attorney. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

      6. Conflict. If this Addendum conflicts with or varies from the terms of the Uniform Commercial Code-Security Agreement to which this is attached, the provisions hereof shall control.

      Debtor acknowledges having read all of the provisions of this Addendum and the Uniform Commercial Code-Security Agreement to which it is attached, and Debtor agrees to its terms.

                                          DEBTOR:

                                          OPEC Corp.,  a Colorado corporation


                                          By:________________________________
                                                Donald D. Cannella, President
ATTEST:


________________________________
Daniel J. Romano, Secretary


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